Exhibit 99.1

SailPoint Announces Pricing of Upsized

$350 Million Convertible Senior Notes Offering

September 20, 2019

Austin, Texas – (BUSINESS WIRE) – SailPoint Technologies Holdings, Inc. (NYSE: SAIL) (“SailPoint” or the “Company”) today announced the pricing of $350 million aggregate principal amount of 0.125% convertible senior notes due 2024 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $300 million. SailPoint also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $50 million aggregate principal amount of notes. The sale of the notes is expected to close on September 24, 2019, subject to customary closing conditions.

The notes will be senior unsecured obligations of SailPoint and bear interest at a rate of 0.125% per annum, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2020. The notes will mature on September 15, 2024, unless earlier converted, redeemed or repurchased. The initial conversion rate will be 35.1849 shares of SailPoint’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $28.42 per share of common stock). The initial conversion price of the notes represents a premium of approximately 37.5% over the last reported sale price of SailPoint’s common stock on the New York Stock Exchange (the “NYSE”) on September 19, 2019. Prior to the close of business on the business day immediately preceding March 15, 2024, the notes will be convertible at the option of the holders of the notes only upon the satisfaction of specified conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the holders of notes at any time regardless of such conditions. The notes will be convertible into cash, shares of SailPoint’s common stock or a combination thereof, at SailPoint’s election.

SailPoint may redeem, for cash, all or any portion of the notes, at its option, on or after September 20, 2022 if the last reported sale price of SailPoint’s common stock has been at least 130% of the conversion price for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which SailPoint provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest. If SailPoint undergoes a “fundamental change” (as defined in the indenture governing the notes), holders of the notes may require SailPoint to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, upon certain corporate events or upon redemption, SailPoint will, under certain circumstances, increase the conversion rate for holders who convert notes in connection with such a corporate event or redemption.

SailPoint estimates that the net proceeds from the offering will be approximately $342 million (or $391 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated expenses payable by SailPoint. SailPoint intends to use a portion of the net proceeds of the offering to pay the cost of the capped call transactions described below. SailPoint intends to use the remainder of the net proceeds for general corporate purposes, including working capital, operating expenses and capital expenditures. If the initial purchasers exercise their option to purchase additional notes, SailPoint expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions as described below and the remainder for general corporate purposes.

In connection with the pricing of the notes, SailPoint entered into privately negotiated capped call transactions with the initial purchasers or their respective affiliates and another financial institution (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to SailPoint’s common stock upon any conversion of notes and/or offset, at least in part, any cash payments SailPoint is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $41.34 per share (which represents a premium of 100% over the last reported sale price of SailPoint’s common stock on the NYSE on September 19, 2019).

SailPoint expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of SailPoint’s common stock and/or enter into various derivative transactions with respect to SailPoint’s common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of SailPoint’s common stock or the notes at that time.

In addition, SailPoint expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to SailPoint’s common stock and/or purchasing or selling SailPoint’s common stock or other securities of SailPoint in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of SailPoint’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of SailPoint’s common stock issuable upon conversion of the notes, have been, or will be, registered under the Securities Act or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States absent an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy these or any other securities and shall not constitute an offer, solicitation or sale of these or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About SailPoint

SailPoint, a leading provider of enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected closing of the sale of the notes, the anticipated use of the net proceeds from the offering, the potential effects of the capped call transactions and actions of the option counterparties and their respective affiliates. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct because of various risks including those described in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 18, 2019, and including Exhibit 99.2 of our Current Report on Form 8-K, which was filed with the SEC on September 18, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor Relations:

ICR for SailPoint

Brian Denyeau, 512-664-8916

investor@sailpoint.com

or

Media Relations:

SailPoint Technologies Holdings, Inc.

Jessica Sutera, 978-278-5411

Jessica.Sutera@sailpoint.com